Exhibit 10.1

TD Securities Inc. 66 Wellington Street West TD Bank Tower, 8th Floor Toronto, Ontario M5K 1A2

November 5, 2007

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, N.J. 07645

- and –

A&P Luxembourg S. à r. l.
c/o The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, N.J. 07645

Metro Inc.

We are writing this letter to confirm our agreement as to the basis on which we will make an offer to purchase 11,726,645 Class A Subordinate Voting shares of Metro inc. ("Metro") (less any Shares sold to Metro under its existing right of first refusal) (the "Shares") held by A&P Luxembourg S. à r. l. ("A&P Luxembourg"), an indirect wholly-owned subsidiary of The Great Atlantic & Pacific Tea Company, Inc. ("A&P").

Provided that Metro publicly announces its financial results for its 2007 fiscal year on either November 21, 2007 or November 22, 2007 (such date being the “Release Date”), we will make an offer to purchase the Shares in the form of the letter attached as Schedule A, and will deliver that offer to you during the period commencing on the trading day following the Release Date and ending on November 28, 2007 (the "Window"), provided that (i) on or about November 5, 2007, and in any event prior to the Window, you publicly announce your intention to sell the Shares and to engage us as your exclusive agent for that purpose, and (ii) prior to the Window, Metro has released you from your obligations under section 3.2 of the Investor Agreement dated as of August 15, 2005 between you and Metro.

We may choose not to submit an offer to you to purchase the Shares or withdraw an offer that you have not then accepted in writing and terminate our obligations hereunder, if and only if (i) there occurs any material adverse change in the business, affairs, operations, assets or liabilities (contingent or otherwise) of Metro or there is discovered any previously undisclosed material fact or material change, which in our opinion, could reasonably be expected to have a material adverse effect on the marketability of the Shares, (ii) there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence affecting the United States or Canada or any outbreak or escalation of national or international hostilities or any crisis or calamity or act of terrorism or similar event affecting the United States or Canada or any governmental action, law, inquiry or other occurrence of any nature which, in our reasonable opinion, materially adversely affects or may materially adversely affect the

Member of TD Bank Financial Group

marketability of the Shares, or (iii) any inquiry, investigation or other proceeding is commenced, announced or threatened or any order is issued under or pursuant to any relevant statute or by any stock exchange or other regulatory authority (unless based upon our activities or alleged activities), or there is any change of law, or the interpretation or administration thereof, which, in our reasonable opinion, operates or could operate to prevent, suspend, hinder, delay, restrict or otherwise have a material adverse effect on the trading in the Shares.

As consideration for our promise to make the offer described above you agree that from the date hereof until the end of the Window you will deal exclusively with us in connection with the sale of the Shares and you will not, directly or indirectly, through any officer, director, employee, representative or agent, make, solicit, initiate or encourage enquiries from, or the submission of proposals or offers from, or on behalf of, any other person relating to any acquisition of the Shares.

Nothing in this letter obliges you to accept any offer that we may make.

Yours sincerely,

TD SECURITIES INC.

By:	/s/ John Prato
John Prato
Managing Director

We agree.

THE GREAT ATLANTIC & PACIFIC
TEA COMPANY, INC.		A&P LUXEMBOURG S. à r. l.

By:	/s/ Brenda Galgano	By: /s/ William J. Moss
	Brenda Galgano	William J. Moss
	Senior Vice President & Chief	Vice President & Treasurer
Financial Officer

Member of TD Bank Financial Group

Schedule A

FORM OF OFFER

November •, 2007

The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645
U.S.A.

-and-

A&P Luxembourg s. à r. l.
c/o The Great Atlantic & Pacific Tea Company, Inc.
2 Paragon Drive
Montvale, NJ 07645

Attention: Christian W.E. Haub, Executive Chairman

We understand that A&P Luxembourg s. à r. l. (“A&P Luxembourg”), a wholly-owned subsidiary of The Great Atlantic & Pacific Tea Company, Inc. (“A&P”) intends to sell [11,726,645] Class A Subordinate Voting shares of Metro inc. ("Metro") [this number will be reduced by any Shares sold to Metro] (the "Shares"). As we discussed, TD Securities Inc. (“TDSI”) is pleased to submit an offer to purchase the Shares on the terms detailed below and in the attached term sheet (the “Offer”).

Terms and Conditions

The Offer is subject to the following terms and conditions:

(a)	the Offer is open for acceptance by A&P until • (Toronto time) on November •, 2007, unless otherwise extended or withdrawn (where permitted under our agreement of November ___, 2007) by TDSI ;

(b)	each of you represents, warrants and covenants to TDSI as follows:

	(i)	this agreement has been duly authorized, executed and delivered by each of you and constitutes a legal, valid and binding obligation of each of you enforceable against it in accordance with its terms;

	(ii)	the sale of the Shares to TDSI is not a “distribution” within the meaning of the Securities Act (Quebec) and no prospectus is required to be filed to qualify the Shares for public distribution in

Member of TD Bank Financial Group

Canada and resales of the Shares in Canada (other than by control persons) will not be subject to restriction;

(iii)
the execution and delivery of this agreement by you and the performance of your respective obligations hereunder do not and will not result in a breach by either of you of any agreement to which you are a party or any law to which you are subject;;

(iv)
A&P is the beneficial owner, and A&P Luxembourg is the registered owner, of the Shares and the Shares, at closing, will not be subject to any security interest or other encumbrance or rights of any third parties; and

(v)	A&P is not aware of any material information or changing guidance regarding Metro which as yet has not been disclosed to the public.

It is a condition of the obligation of TDSI to complete the purchase of the Shares that the foregoing representations and warranties are true at the time of closing and that Metro has waived the provisions of section 3.2 of the Investor Agreement dated as of August 15, 2005. Your representations and warranties shall survive closing for one year.

Settlement

At closing, A&P will deliver the Shares electronically through [ ] account against payment of the purchase price.

Yours sincerely,

TD Securities Inc.

By:
John Prato Managing Director

The foregoing is in accordance with our understanding and is agreed this • day of November, 2007.

Member of TD Bank Financial Group

The Great Atlantic & Pacific Tea Company, Inc	A&P Luxembourg S. à r. l.

By:	By:

.

Member of TD Bank Financial Group

Block Trade - Bought Deal

Metro Inc.

(MRU/A: TSX)

Amount:	11,726,645 Class A Subordinate Voting Shares of Metro inc. (less any Shares sold to Metro)

Form of Offering:

To be re-offered in Canada without requiring the filing of a prospectus. Sales in the United States on a private placement basis to qualified institutional buyers pursuant to Rule 144A under the U.S. Securities Act of 1933, as amended, if available.

Vendor:	A&P Luxembourg s.à r.l., a wholly-owned subsidiary of The Great Atlantic & Pacific Tea Company, Inc.

Purchaser: Net Price to Vendor: Trade Date: Settlement Date:	TD Securities Inc. $• per Class A Subordinate Voting share[1] •, 2007 [Note: To be date of acceptance of offer] 2007 (T+ 2, but in no event later than November 30, 2007)

______________________________
1	The Net Price to Vendor will represent a discount range of 0% to 0.55% off the reference price of the Shares on the TSX on the Trade Date. The Trade Date will occur during the Window. In the event that we cannot agree on a price prior to the end of the Window, the Net Price to the Vendor will be the volume weighted average trading price of a Class A Subordinate Voting share on the TSX on the last day of the Window less 0.55%.

Member of TD Bank Financial Group